SLM Student Loan Trust 1996-4
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I.  Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$264,660,925.37	($16,908,972.59)	$247,751,952.78
	ii	Interest to be Capitalized	1,364,794.75		1,195,820.04

	iii	Total Pool	$266,025,720.12		$248,947,772.82

	i	Weighted Average Coupon (WAC)	4.339%		4.338%
	ii	Weighted Average Remaining Term	80.34		79.47
B	iii	Number of Loans	131,370		124,678
	iv	Number of Borrowers	51,859		49,225

	Notes and Certificates			Spread	Balance 04/26/04	% of Pool	Balance 7/26/04	% of Pool
C	i	A-1 Notes	78442GAG1	0.48%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GAH9	0.64%	213,325,720.12	80.190%	196,247,772.82	78.831%
	iii	Certificates	78442GAJ5	0.93%	52,700,000.00	19.810%	52,700,000.00	21.169%

	iv	Total Notes and Certificates			$266,025,720.12	100.000%	$248,947,772.82	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$665,064.30	$622,369.43
	iv	Reserve Account Floor Balance ($)	$1,501,183.00	$1,501,183.00
	v	Current Reserve Acct Balance ($)	$1,501,183.00	$1,501,183.00

II. 1996-4 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$14,874,531.70
	ii	Principal Collections from Guarantor	2,968,971.17
	iii	Principal Reimbursements	18,614.01
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$17,862,116.88

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$44,157.38
	ii	Capitalized Interest	(997,301.67)

	iii	Total Non-Cash Principal Activity	$(953,144.29)

C	Total Student Loan Principal Activity		$16,908,972.59

D	Student Loan Interest Activity
	i	Regular Interest Collections	$1,302,256.48
	ii	Interest Claims Received from Guarantors	144,172.81
	iii	Collection Fees/Return Items	24,566.14
	iv	Late Fee Reimbursements	118,221.71
	v	Interest Reimbursements	18,077.12
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	(185.87)
	viii	Subsidy Payments	346,292.84

	ix	Total Interest Collections	$1,953,401.23

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(350.24)
	ii	Capitalized Interest	997,301.67

	iii	Total Non-Cash Interest Adjustments	$996,951.43

F	Total Student Loan Interest Activity		$2,950,352.66

G.	Non-Reimbursable Losses During Collection Period		$42,085.94

H.	Cumulative Non-Reimbursable Losses to Date		$2,190,679.84

III. 1996-4 Collection Account Activity 4/1/2004 through 6/30/2004

A	Principal Collections
i	Principal Payments Received	$14,125,117.69
ii	Consolidation Principal Payments	3,718,385.18
iii	Reimbursements by Seller	(2,841.47)
iv	Borrower Benefits Reimbursements	925.76
v	Reimbursements by Servicer	1,338.18
vi	Re-purchased Principal	19,191.54

vii	Total Principal Collections	$17,862,116.88

B	Interest Collections
i	Interest Payments Received	$1,760,236.46
ii	Consolidation Interest Payments	32,299.80
iii	Reimbursements by Seller	746.86
iv	Borrower Benefits Reimbursements	26.40
v	Reimbursements by Servicer	15,320.38
vi	Re-purchased Interest	1,983.48
vii	Collection Fees/Return Items	24,566.14
viii	Late Fees	118,221.71

ix	Total Interest Collections	$1,953,401.23

C	Other Reimbursements	$131,570.18

D	Administrator Account Investment Income	$—

E	Return funds borrowed for previous distribution	$—

TOTAL FUNDS RECEIVED	$19,947,088.29
(LESS: SERVICING FEES PREVIOUSLY REMITTED)	$(518,019.25)
F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT	$19,429,069.04

G	Servicing Fee Calculation-Current Month
i	Unit Charge Calculation	$236,184.08
ii	Percentage of Principal Calculation	$265,600.03
iii	Lesser of Unit or Principal Calculation	$236,184.08

H	Servicing Fees Due for Current Period	$236,184.08

I	Carryover Servicing Fees Due	$60,438.50
Apr-04	Servicing Carryover	$—
May-04	Servicing Carryover	$31,022.55
Jun-04	Servicing Carryover	$29,415.95

$60,438.50

J	Administration Fees Due	$20,000.00

K	Total Fees Due for Period	$316,622.58

IV. 1996-4	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004
INTERIM:
In School
Current	4.245%	4.229%	669	534	0.509%	0.428%	$2,079,077.76	$1,665,485.83	0.786%	0.672%

Grace
Current	4.242%	4.210%	158	188	0.120%	0.151%	$540,320.08	$646,627.52	0.204%	0.261%

TOTAL INTERIM	4.245%	4.224%	827	722	0.630%	0.579%	$2,619,397.84	$2,312,113.35	0.989%	0.933%
REPAYMENT
Active
Current	4.365%	4.363%	85,421	81,143	65.023%	65.082%	$139,725,254.43	$130,433,300.44	52.794%	52.647%
31-60 Days Delinquent	4.404%	4.376%	4,988	5,132	3.797%	4.116%	$11,609,893.98	$11,765,522.06	4.387%	4.749%
61-90 Days Delinquent	4.399%	4.423%	3,038	3,053	2.313%	2.449%	$8,152,461.13	$7,717,603.39	3.080%	3.115%
91-120 Days Delinquent	4.402%	4.449%	1,651	1,960	1.257%	1.572%	$4,647,320.83	$5,229,973.80	1.756%	2.111%
> 120 Days Delinquent	4.367%	4.380%	4,965	5,556	3.779%	4.456%	$15,087,417.27	$16,643,612.24	5.701%	6.718%

Deferment
Current	4.143%	4.139%	15,954	14,027	12.144%	11.251%	$41,381,249.67	$36,188,281.38	15.636%	14.607%

Forbearance
Current	4.404%	4.387%	13,823	12,332	10.522%	9.891%	$39,417,759.18	$35,273,407.61	14.894%	14.237%

TOTAL REPAYMENT	4.339%	4.338%	129,840	123,203	98.835%	98.817%	$260,021,356.49	$243,251,700.92	98.248%	98.184%
Claims in Process (1)	4.476%	4.361%	695	749	0.529%	0.601%	$2,001,554.42	$2,177,653.79	0.756%	0.879%
Aged Claims Rejected (2)	4.215%	6.257%	8	4	0.006%	0.003%	$18,616.62	$10,484.72	0.007%	0.004%
GRAND TOTAL	4.339%	4.338%	131,370	124,678	100.000%	100.000%	$264,660,925.37	$247,751,952.78	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1996-4 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.427%	92,530	$167,782,624.32	67.722%
- GSL - Unsubsidized	4.170%	23,390	$58,162,387.18	23.476%
- PLUS Loans	4.094%	4,026	$8,507,337.57	3.434%
- SLS Loans	4.096%	4,732	$13,299,603.71	5.368%

- Total	4.338%	124,678	$247,751,952.78	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.357%	98,003	$201,394,805.91	81.289%
-Two Year	4.257%	19,006	$32,644,345.31	13.176%
-Technical	4.258%	7,646	$13,667,870.98	5.517%
-Other	6.224%	23	$44,930.58	0.018%

- Total	4.338%	124,678	$247,751,952.78	100.000%

*Percentages may not total 100% due to rounding.

VI. 1996-4 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$2,325,571.69
B	Interest Subsidy Payments Accrued During Collection Period		301,979.22
C	SAP Payments Accrued During Collection Period		2,679.82
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)		47,801.39
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$2,678,032.12

G	Student Loan Rate
	i	Days in Calculation Period	91
	ii	Days in Year	366
	iii	Net Expected Interest Collections	$2,678,032.12
	iv	Primary Servicing Fee	$754,203.33
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$266,025,720.12
	vii	Student Loan Rate	2.87835%

		Accrued
		Int Factor	Accrual Period
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(04/26/04 - 07/26/04)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			1.84562%
K	Class A-2 Interest Rate	0.004588825	(04/26/04 - 07/26/04)	1.84562%
L	Certificate T-Bill Based Rate of Return			2.13562%
M	Certificate Rate of Return	0.005309863	(04/26/04 - 07/26/04)	2.13562%

VII. 1996-4 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
4/26/2004	–	4/26/2004	1	0.949%	1.5890%	1.8790%

4/27/2004	–	5/3/2004	7	0.985%	1.6250%	1.9150%

5/4/2004	–	5/10/2004	7	1.001%	1.6410%	1.9310%

5/11/2004	–	5/17/2004	7	1.078%	1.7180%	2.0080%

5/18/2004	–	5/24/2004	7	1.058%	1.6980%	1.9880%

5/25/2004	–	6/1/2004	8	1.066%	1.7060%	1.9960%

6/2/2004	–	6/7/2004	6	1.150%	1.7900%	2.0800%

6/8/2004	–	6/14/2004	7	1.251%	1.8910%	2.1810%

6/15/2004	–	6/21/2004	7	1.413%	2.0530%	2.3430%

6/22/2004	–	6/28/2004	7	1.336%	1.9760%	2.2660%

6/29/2004	–	7/6/2004	8	1.381%	2.0210%	2.3110%

7/7/2004	–	7/12/2004	6	1.344%	1.9840%	2.2740%

7/13/2004	–	7/25/2004	13	1.336%	1.9760%	2.2660%

Total Days in Accrual Period			91

VIII. 1996-4 Inputs From Previous Quarterly Servicing Reports 3/31/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$264,660,925.37
	ii	Interest To Be Capitalized	$1,364,794.75

	iii	Total Pool	$266,025,720.12
	iv	Specified Reserve Account Balance	$0.00

	v	Total Adjusted Pool	$266,025,720.12

B	Total Note and Certificate Factor		0.17676127583
C	Total Note and Certificate Balance		$266,025,720.12

D	Note Balance 4/26/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000000	0.4309610507	1.0000000000
	ii	Note Principal Shortfall	$0.00	$0.00	$0.00
	iii	Expected Note Balance	$0.00	$213,325,720.12	$52,700,000.00

	iv	Note Balance	$0.00	$213,325,720.12	$52,700,000.00
E	Interest Shortfall		$0.00	$0.00	$0.00
F	Interest Carryover		$0.00	$0.00	$0.00

G	Reserve Account Balance		$1,501,183.00
H	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
I	Unpaid Administration fees from Prior Quarter(s)		$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
K	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 1996-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III -F + VI-D)		$19,476,870.43	$19,476,870.43

B	Primary Servicing Fees-Current Month		$236,184.08	$19,240,686.35

C	Administration Fee		$20,000.00	$19,220,686.35

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$19,220,686.35
	ii	Class A-2	$978,914.43	$18,241,771.92

	iii	Total Noteholder’s Interest Distribution	$978,914.43

E	Certificateholder’s Return Distribution Amount		$279,829.80	$17,961,942.12

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$17,961,942.12
	ii	Class A-2	$17,077,947.30	$883,994.82

	iii	Total Noteholder’s Principal Distribution	$17,077,947.30

G	Certificateholder’s Balance Distribution Amount		$0.00	$883,994.82

H	Increase to the Specified Reserve Account Balance		$0.00	$883,994.82

I	Carryover Servicing Fees		$60,438.50	$823,556.32

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$823,556.32
	ii	Class A-2	$0.00	$823,556.32

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$823,556.32

L	Excess to Reserve Account		$823,556.32	$0.00

X. 1996-4 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due		$0.00	$978,914.43	$279,829.80
	ii	Quarterly Interest Paid		0.00	978,914.43	279,829.80

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$17,077,947.30	$0.00
	viii	Quarterly Principal Paid		0.00	17,077,947.30	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$18,056,861.73	$279,829.80

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 6/30/04		$266,025,720.12
	ii	Adjusted Pool Balance 6/30/04		248,947,772.82

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i - ii)		$17,077,947.30

	iv	Adjusted Pool Balance 3/31/04		$266,025,720.12
	v	Adjusted Pool Balance 6/30/04		$248,947,772.82

	vi	Current Principal Due (iv-v)		$17,077,947.30
	vii	Principal Shortfall from Previous Collection Period		$—

	viii	Principal Distribution Amount (vi + vii)		$17,077,947.30

	ix	Principal Distribution Amount Paid		$17,077,947.30

	x	Principal Shortfall (viii - ix)		$—

C		Total Principal Distribution		$17,077,947.30
D		Total Interest Distribution		1,258,744.23

E		Total Cash Distributions - Note and Certificates		$18,336,691.53

F	Note & Certificate Balances			4/26/2004	7/26/2004
	i	A-1 Note Balance	(78442GAG1)	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	(78442GAH9)	$213,325,720.12	$196,247,772.82
		A-2 Note Pool Factor		0.4309610507	0.3964601471

	iii	Certificate Balance	(78442GAJ5)	$52,700,000.00	$52,700,000.00
		Certificate Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,501,183.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$823,556.32

	iv	Total Reserve Account Balance Available			$2,324,739.32
	v	Required Reserve Account Balance			$1,501,183.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Corp.			$823,556.32
	viii	Ending Reserve Account Balance			$1,501,183.00

XI. 1996-4 Historical Pool Information

					2003	2002
			4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$264,660,925.37	$290,822,239.42	$427,429,657.14	$593,148,558.18

	Student Loan Principal Activity
	i	Regular Principal Collections	$14,874,531.70	$24,224,176.80	$108,951,095.38	$92,507,398.59
	ii	Principal Collections from Guarantor	2,968,971.17	2,889,674.07	$14,668,254.68	$17,399,131.04
	iii	Principal Reimbursements	18,614.01	91,620.86	$19,101,333.41	$66,423,233.21
	iv	Other System Adjustments	—	—	$—	$—

	v	Total Principal Collections	$17,862,116.88	$27,205,471.73	$142,720,683.47	$176,329,762.84
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$44,157.38	$37,477.80	$1,018,972.41	$1,359,043.78
	ii	Capitalized Interest	(997,301.67)	(1,081,635.48)	$(7,132,238.16)	(11,969,905.58)

	iii	Total Non-Cash Principal Activity	$(953,144.29)	$(1,044,157.68)	$(6,113,265.75)	$(10,610,861.80)

(-)	Total Student Loan Principal Activity		$16,908,972.59	$26,161,314.05	$136,607,417.72	$165,718,901.04

	Student Loan Interest Activity
	i	Regular Interest Collections	$1,302,256.48	$1,527,414.11	$8,648,102.35	$16,433,798.27
	ii	Interest Claims Received from Guarantors	144,172.81	137,588.87	$817,237.36	$1,219,830.95
	iii	Collection Fees/Return Items	24,566.14	28,879.95	$86,037.33	$28,039.14
	iv	Late Fee Reimbursements	118,221.71	152,941.46	$581,643.33	$686,789.92
	v	Interest Reimbursements	18,077.12	6,338.00	$161,183.23	$613,265.24
	vi	Other System Adjustments	—	—	$—	$—
	vii	Special Allowance Payments	(185.87)	(385.82)	$(973.30)	$(2,538.11)
	viii	Subsidy Payments	346,292.84	350,387.82	$1,966,068.51	$3,645,070.07

	ix	Total Interest Collections	$1,953,401.23	$2,203,164.39	$12,259,298.81	$22,624,255.48
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(350.24)	$1,997.63	$(776,629.29)	$(1,104,883.11)
	ii	Capitalized Interest	997,301.67	1,081,635.48	$7,132,238.16	11,969,905.58

	iii	Total Non-Cash Interest Adjustments	$996,951.43	$1,083,633.11	$6,355,608.87	$10,865,022.47

	Total Student Loan Interest Activity		$2,950,352.66	$3,286,797.50	$12,711,217.74	$33,489,277.95
(=)	Ending Student Loan Portfolio Balance		$247,751,952.78	$264,660,925.37	$290,822,239.42	$427,429,657.14
(+)	Interest to be Capitalized		$1,195,820.04	$1,364,794.75	$1,454,348.43	$2,231,677.67

(=)	TOTAL POOL		$248,947,772.82	$266,025,720.12	$292,276,587.85	$429,661,334.81

(+)	Reserve Account Balance		$—	$—	$—	$—

(=)	Total Adjusted Pool		$248,947,772.82	$266,025,720.12	$292,276,587.85	$429,661,334.81

XII. 1996-4 Historical Pool Information (continued)

			2001	2000	1999	1998	1997	1996

			1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	1/1/98-12/31/98	1/1/97-12/31/97	9/3/96-12/31/96
Beginning Student Loan Portfolio Balance			$740,533,404.42	$875,364,537.56	$1,035,285,864.26	$1,207,834,554.65	$1,429,671,216.95	$1,478,535,335.85

	Student Loan Principal Activity
	i	Regular Principal Collections	$121,231,278.61	$125,028,439.63	$139,223,600.78	$148,950,202.58	$150,239,015.41	$47,792,030.07
	ii	Principal Collections from Guarantor	$18,491,200.87	$12,795,081.67	19,543,310.08	43,325,114.59	47,800,739.56	651,773.25
	iii	Principal Reimbursements	$24,297,530.65	$19,173,396.65	24,457,695.61	2,347,438.60	46,963,233.81	14,902,506.96
	iv	Other System Adjustments	$—	$—	—	—	—	(713.51)

	v	Total Principal Collections	$164,020,010.13	$156,996,917.95	$183,224,606.47	$194,622,755.77	$245,002,988.78	$63,345,596.77

	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,422,628.88	$2,855,299.74	$3,352,167.02	$3,338,919.10	$3,929,552.20	$1,431,259.68
	ii	Capitalized Interest	(18,057,792.77)	$(25,021,084.55)	(26,655,446.79)	(25,412,984.48)	(27,095,878.68)	(15,912,737.55)

	iii	Total Non-Cash Principal Activity	$(16,635,163.89)	$(22,165,784.81)	$(23,303,279.77)	$(22,074,065.38)	$(23,166,326.48)	$(14,481,477.87)

(-)	Total Student Loan Principal Activity		$147,384,846.24	$134,831,133.14	$159,921,326.70	$172,548,690.39	$221,836,662.30	$48,864,118.90

	Student Loan Interest Activity
	i	Regular Interest Collections	$29,197,747.28	$37,761,739.85	$44,961,493.53	$53,198,257.71	$56,301,281.76	$15,484,377.46
	ii	Interest Claims Received from Guarantors	$1,437,806.55	$865,876.53	1,201,310.33	2,698,296.08	2,921,282.00	13,446.63
	iii	Collection Fees/Return Items	$—	$—	—	—	—	—
	iv	Late Fee Reimbursements	$902,129.34	$996,668.51	1,057,297.94	307,848.97	—	—
	v	Interest Reimbursements	$280,996.09	$231,596.47	401,919.13	114,449.84	723,149.71	282,181.00
	vi	Other System Adjustments	$—	$(5,728.62)	—	—	—	(287.62)
	vii	Special Allowance Payments	$1,592,436.27	$7,320,880.95	429,888.43	1,315,559.80	1,981,421.00	257,877.96
	viii	Subsidy Payments	$5,942,252.23	$7,874,668.90	12,026,492.61	17,635,547.74	28,812,210.76	3,637,851.32

	ix	Total Interest Collections	$39,353,367.76	$55,045,702.59	$60,078,401.97	$75,269,960.14	$90,739,345.23	$19,675,446.75

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,072,927.91)	$(2,621,067.94)	$(2,988,129.57)	$(2,677,336.29)	$(3,293,910.82)	$(1,407,772.50)
	ii	Capitalized Interest	18,057,792.77	$25,021,084.55	26,655,446.79	25,412,984.48	27,095,878.68	15,912,737.55

	iii	Total Non-Cash Interest Adjustments	$16,984,864.86	$22,400,016.61	$23,667,317.22	$22,735,648.19	$23,801,967.86	$14,504,965.05

	Total Student Loan Interest Activity		$56,338,232.62	$77,445,719.20	$83,745,719.19	$98,005,608.33	$114,541,313.09	$34,180,411.80
(=)	Ending Student Loan Portfolio Balance		$593,148,558.18	$740,533,404.42	$875,364,537.56	$1,035,285,864.26	$1,207,834,554.65	$1,429,671,216.95
(+)	Interest to be Capitalized		$3,415,024.74	$4,517,654.33	$8,006,162.46	$12,585,073.13	$14,614,638.32	$15,760,176.45

(=)	TOTAL POOL		$596,563,582.92	$745,051,058.75	$883,370,700.02	$1,047,870,937.39	$1,222,449,192.97	$1,445,431,393.40

(+)	Reserve Account Balance		$—	$1,862,627.65	$2,208,426.75	$2,619,677.34	$3,197,361.80	$3,752,958.00

(=)	Total Adjusted Pool		$596,563,582.92	$746,913,686.40	$885,579,126.77	$1,050,490,614.73	$1,225,646,554.77	$1,449,184,351.40

XIII. 1996-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-96	$1,501,183,283	—
Jan-97	$1,445,431,393	5.70%
Apr-97	$1,393,348,336	5.80%
Jul-97	$1,335,564,804	6.30%
Oct-97	$1,278,944,721	6.57%
Jan-98	$1,222,449,193	6.82%
Apr-98	$1,176,016,497	6.44%
Jul-98	$1,130,616,448	6.11%
Oct-98	$1,088,632,931	5.70%
Jan-99	$1,047,870,937	5.32%
Apr-99	$1,003,341,745	5.09%
Jul-99	$952,927,029	5.11%
Oct-99	$916,222,689	4.68%
Jan-00	$883,370,700	4.18%
Apr-00	$847,794,786	3.79%
Jul-00	$814,237,159	3.36%
Oct-00	$776,827,888	3.26%
Jan-01	$745,051,059	3.07%
Apr-01	$714,136,701	2.85%
Jul-01	$679,925,112	2.74%
Oct-01	$642,303,670	2.60%
Jan-02	$596,563,583	2.90%
Apr-02	$554,646,651	3.19%
Jul-02	$520,735,655	3.26%
Oct-02	$471,973,333	3.86%
Jan-03	$429,661,335	4.28%
Apr-03	$391,183,255	4.63%
Jul-03	$368,010,743	4.49%
Oct-03	$319,235,103	5.39%
Jan-04	$292,276,588	5.46%
Apr-04	$266,025,720	5.50%
Jul-04	$248,947,773	5.17%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.